Exhibit 10.2

SUPERVISORY AGREEMENT

          This Supervisory Agreement (Agreement) is made this 28th day of September, by and through the Board of Directors (Board) of BFS Bancorp, MHC, Brooklyn, New York, OTS Docket No. H4158 (BFS-MHC) and Brooklyn Federal Bancorp, Inc., Brooklyn, New York, OTS Docket No. H4159 (BFB Holding Company), and the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Northeast Region (Regional Director);

          WHEREAS, BFS-MHC is a federally-chartered mutual holding company and BFB Holding Company is a federally-chartered, mid-tier holding company; and

          WHEREAS, BFB Holding Company owns one hundred percent (100%) of Brooklyn Federal Savings Bank (Association); and

          WHEREAS, BFS-MHC, BFB Holding Company, and the Association are subject to examination, regulation and supervision by the OTS; and

          WHEREAS, the OTS, pursuant to 12 U.S.C. §§ 1818 and 1467a(g), has the statutory authority to enter into and enforce supervisory agreements and to require BFS-MHC and BFB Holding Company to take action to correct matters of regulatory concern; and

          WHEREAS, in furtherance of their common goal to ensure that the BFS-MHC and BFB Holding Company continue to address the unsafe or unsound practices identified by the OTS in the October 13, 2009 Report of Examination of the Association (2009 ROE), and in the October 27, 2009 Report of Examination of BFS-MHC and BFB Holding Company (2009 HC ROE), BFS-MHC, BFB Holding Company, and the OTS have mutually agreed to enter into this Agreement; and

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Supervisory Agreement

          WHEREAS, on September 21, 2010, BFS-MHC and BFB Holding Company, at a duly constituted meeting of their respective boards, each adopted a resolution (Board Resolution) that authorizes BFS-MHC and BFB Holding Company to enter into this Agreement and directs compliance by BFS-MHC and BFB Holding Company and its directors, officers, employees, and other institution-affiliated parties with each and every provision of this Agreement.

          NOW THEREFORE, in consideration of the above premises, it is agreed as follows:

Association Oversight.

1.       Effective immediately, BFS-MHC and BFB Holding Company shall ensure the Association’s compliance with the terms of the Supervisory Agreement issued by the OTS to the Association effective September 28, 2010.

Financial Plan.

2.       Within seventy (70) days, the BFS-MHC and BFB Holding Company shall submit a written financial plan for the three year period of October 1, 2010 to September 30, 2013 (Financial Plan) that it is acceptable to the Regional Director. At a minimum, the Financial Plan shall conform to applicable laws, regulations and regulatory guidance and include:

(a)          plans and strategies to address the Association, BFS-MHC, and BFB Holding Company’s present and future capital needs, taking in to account their current and projected earnings performance and risk profiles;

(b) quarterly pro forma financial projections (balance sheet, regulatory capital ratios, and income statement) for each quarter covered by the Financial Plan; and

(c) identification of all relevant assumptions made in formulating the Financial Plan.

3.       Upon receipt of written notification from the Regional Director that the Financial Plan is acceptable, the Association shall implement and adhere to the Financial Plan. A copy of the Board meeting minutes reflecting the Board’s adoption thereof shall be provided to the Regional Director within fifteen (15) days after the Board meeting.

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Supervisory Agreement

4.       Any modifications to the Financial Plan must receive the prior written non-objection of the Regional Director. The Association shall submit proposed modifications to the Regional Director at least forty-five (45) days prior to implementation.

5.       Within sixty (60) days after the end of each quarter, after implementation of the Financial Plan, the Board shall review quarterly variance reports on the compliance with the Financial Plan (Variance Reports). The Variance Reports shall:

(a) identify variances in the actual financial statements and capital ratios during the preceding quarter as compared to those projected in the Financial Plan;

(b) contain an analysis and explanation of identified variances; and

(c) discuss the specific measures taken or to be taken to address identified variances.

6.       A copy of the Variance Reports and Board meeting minutes shall be provided to the Regional Director within fifteen (15) days after the Board meeting.

Dividends and Other Capital Distributions.

7.       Effective immediately, BFS-MHC and BFB Holding Company shall not declare or pay dividends or make any other capital distributions, as that term is defined in 12 C.F.R. § 563.141, without receiving the prior written approval of the Regional Director in accordance with applicable regulations and regulatory guidance. BFS-MHC’s and/or BFB Holding Company’s written request for approval shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed declaration, dividend payment or distribution of capital.

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Supervisory Agreement

Effective Date.

8.       This Agreement is effective on the Effective Date as shown on the first page.

Duration.

9.       This Agreement shall remain in effect until terminated, modified or suspended, by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations.

10.     Calculation of time limitations for compliance with the terms of this Agreement run from the Effective Date and shall be based on calendar days, unless otherwise noted.

Submissions and Notices.

11.     All submissions to the OTS that are required by or contemplated by the Agreement shall be submitted within the specified timeframes.

12.     Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Agreement shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

(a)	To:	OTS
Michael E. Finn, Regional Director
Office of Thrift Supervision
Harborside Financial Center Plaza Five
Suite 1600
Jersey City, New Jersey 07311

(b)	To:	BFS Bancorp, MHC
c/o Richard A. Kielty, Director
81 Court Street
Brooklyn, New York 11201

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Supervisory Agreement

(c)	To:	Brooklyn Federal Bancorp, Inc.
c/o Richard A. Kielty, Director
81 Court Street
Brooklyn, New York 11201

No Violations Authorized.

13.     Nothing in this Agreement shall be construed as allowing BFS-MHC or BFB Holding Company, their respective Boards, officers or employees to violate any law, rule, or regulation.

OTS Authority Not Affected.

14.     Nothing in this Agreement shall inhibit, estop, bar or otherwise prevent the OTS from taking any other action affecting the BFS-MHC or BFB Holding Company if at any time the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.

Other Governmental Actions Not Affected.

15.     BFS-MHC and BFB Holding Company acknowledge and agree that its execution of the Agreement is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 14 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of BFS-MHC and/or BFB Holding Company that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.

Miscellaneous.

16.    The laws of the United States of America shall govern the construction and validity of this Agreement.

17.     If any provision of this Agreement is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Supervisory Agreement

18.     All references to the OTS in this Agreement shall also mean any of the OTS’s predecessors, successors, and assigns.

19.     The section and paragraph headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

20.     The terms of this Agreement represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.

Enforceability of Agreement.

21.     This Agreement is a “written agreement” entered into with an agency within the meaning and for the purposes of 12 U.S.C. § 1818.

Signature of Directors/Board Resolution.

22.     Each Director signing this Agreement attests that he or she voted in favor of a Board Resolution authorizing the consent of BFS-MHC and BFB Holding Company to the issuance and execution of the Agreement. This Agreement may be executed in counterparts by the directors after approval of execution of the Agreement at a duly called board meeting. A copy of the Board Resolution authorizing execution of this Agreement shall be delivered to the OTS, along with the executed original(s) of this Agreement.

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BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Supervisory Agreement

          WHEREFORE, the OTS, acting by and through its Regional Director, and the Board of BFS-MHC hereby execute this Agreement.

BFS BANCORP, MHC		OFFICE OF THRIFT SUPERVISION
Brooklyn, New York

By:	/s/ Angelo J. Di Lorenzo	By:	/s/ Michael E. Finn
	Angelo J. Di Lorenzo, Director		Michael E. Finn
Regional Director, Northeast Region

By:	/s/ Richard A. Kielty
Richard A. Kielty, Director

By:	/s/ John C. Gallin
John C. Gallin, Director

By:	/s/ John A. Loconsolo
John A. Loconsolo, Director

By:	/s/ Daniel O. Reich
Daniel O. Reich, Director

By:	/s/ Arthur R. Williams
Arthur R. Williams, Director

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Supervisory Agreement

          WHEREFORE, the OTS, acting by and through its Regional Director, and the Board of BFB Holding Company hereby execute this Agreement.

BROOKLYN FEDERAL BANCORP, INC.		OFFICE OF THRIFT SUPERVISION
Brooklyn, New York

By:	/s/ Angelo J. Di Lorenzo	By:	/s/ Michael E. Finn
	Angelo J. Di Lorenzo, Director		Michael E. Finn
Regional Director, Northeast Region

By:	/s/ Richard A. Kielty
Richard A. Kielty, Director

By:	/s/ John C. Gallin
John C. Gallin, Director

By:	/s/ John A. Loconsolo
John A. Loconsolo, Director

By:	/s/ Daniel O. Reich
Daniel O. Reich, Director

By:	/s/ Arthur R. Williams
Arthur R. Williams, Director

BFS Bancorp, MHC
Brooklyn Federal Bancorp, Inc.
Supervisory Agreement